                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 7, 2002
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                        Generex Biotechnology Corporation
                        ---------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                     000-25169                 82-049021
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(State or other jurisdiction          (Commission              (IRS Employer
     of Incorporation)                File Number)           Identification No.)



     33 Harbor Square, Suite 202, Toronto, Ontario Canada      M5J 2G2
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     (Address of principal executive offices)                 (Zip Code)


         Registrant's telephone number, including area code 416/364-2551
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events

Peter Levitch has been elected a director of Generex Biotechnology Corporation.

Mr. Levitch has been president of Peter Levitch & Associates (PLA) since 1981. PLA is an independent consulting firm to health professionals, providing informed guidance in the development of pharmaceuticals, medical devices, biologics and diagnostics. The primary focus of PLA is bringing products through the clinical evaluation and FDA regulatory approval phases. Mr. Levitch has participated in over 250 INDs as well as a number of successful marketing applications for drugs, biologicals and medical devices. Mr. Levitch has worked with companies such as Amgen, Genentech, Centocor, Cytogen Hybritech/Eli Lilly, Baxter, Monsanto, Becton Dickenson and Seragen, among many others. From 1980 to 1981, Mr. Levitch was Vice President, Clinical and Regulatory Affairs for Oxford Research International Corp. From 1969 to 1980 he was employed by Ortho Diagnostics, Inc., a division of Johnson & Johnson, first as Manager of Clinical Research and, from 1973 to 1980, as Director of Regulatory and Clinical Affairs

Mr. Levitch will also serve on the audit committee and compensation committee of the board of directors.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       GENEREX BIOTECHNOLOGY CORPORATION



Dated: October 7, 2002                 By: /s/ E. Mark Perri
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                                           E. Mark Perri, Chairman and CFO